Exhibit 3

                             Joint Filing Agreement


         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.


         This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.



Dated as of: October 9, 2007          TONTINE CAPITAL PARTNERS, L.P.
                                      TONTINE CAPITAL MANAGEMENT, L.L.C.
                                      TONTINE PARTNERS, L.P.
                                      TONTINE MANAGEMENT, L.L.C.
                                      TONTINE OVERSEAS ASSOCIATES, L.L.C.
                                      TONTINE CAPITAL OVERSEAS GP, L.L.C.
                                      TONTINE CAPITAL OVERSEAS MASTER FUND, L.P.
                                      TONTINE 25 OVERSEAS MASTER FUND, L.P.
                                      JEFFREY L. GENDELL


                                      By: /s/ Jeffrey L. Gendell
                                          --------------------------------------
                                          Jeffrey L. Gendell, individually,
                                          and as managing member of Tontine
                                          Capital Management, L.L.C., general
                                          partner of Tontine Capital Partners,
                                          L.P. and Tontine 25 Overseas Master
                                          Fund, L.P., and as managing member of
                                          Tontine Management, L.L.C., general
                                          partner of Tontine Partners, L.P., and
                                          as managing member of Tontine Overseas
                                          Associates, L.L.C., and as managing
                                          member of Tontine Capital Overseas GP,
                                          L.L.C., general partner of Tontine
                                          Capital Overseas Master Fund, L.P.